UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 17, 2009

GS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Louisiana	000-22269	72-1341014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3798 Veterans Boulevard, Metairie, Louisiana	70002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 457-6220

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01        Other Events

    On March 17, 2009, the Board of Directors (the "Board") of GS Financial Corp. (the "Company"), pursuant to Articles 6.B and 6.D of the Company's Articles of Incorporation, re-aligned the classes of the Board and filled an existing vacancy in the 2010 class by appointing Albert J. Zahn, Jr., a current director and Chairman of the Board, to the class of directors whose terms will expire at the 2010 Annual Meeting of Stockholders.  Such action was taken in order to make the Board's three classes of directors as nearly equal in number as possible, as called for by Article 6.B of the Articles of Incorporation. In addition, the Board reduced the number of directors to six. As a result of the Board's actions, the classes of the Board, which previously had three, two and one directors, have been re-aligned and each class of the Board now consists of two directors.  The current terms of two directors, Messrs. Edward J. Bourgeois and Stephen L. Cory, will expire at the upcoming 2009 Annual Meeting of Stockholders and when their respective successors are elected and qualified.  Messrs. Bourgeois and Cory have been re-nominated for three-year terms expiring in 2012.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GS FINANCIAL CORP.

Date: March 19, 2009	By:	/s/Stephen E. Wessel
Stephen E. Wessel
President and Chief Executive Officer